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                                                                  Exhibit 23 (i)


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the reference to our firm under the captions "Experts" and
"Financial Statements" and to the use of our audit reports on Software Technology, Inc. dated August 15, 1996, March 22, 1996, and March 31, 1995 and on Exigent International, Inc., dated September 6, 1996 in the Form S-1 Registration Statement filed on behalf of Exigent International, Inc. for the registration of 3,520,245 Common Shares and 1,070,270 Common Stock Purchase Warrants of Exigent International, Inc. under Section 8(a) of the Securities Act of 1933.


Dated:  October 15, 1996               Hoyman, Dobson & Company, P.A.


                                       By:  /s/ Charles W. Hoyman, Jr.
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                                       Title:  President
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